Exhibit 99.1
Lime Energy Co. Reports Results for
Three-Month Period Ended March 31, 2008
Financial Results and New Projects in Line with Annual Growth Expectations
First Quarter 2008 Results:
•	Revenue for the first quarter of 2008 increased 15% to $2,907,479 from $2,528,547 for the first quarter of 2007 on higher sales from our Energy Services business.

•	Gross profit for the first quarter of 2008 was $149,078 as compared to $372,067 for the first quarter of 2007.

•	Operating loss increased $548,668 to $3,889,321 during the first quarter of 2008 from $3,340,653 during the first quarter of 2007.

•	Net loss increased $922,434 during the first quarter of 2008 to $4,233,373 from 3,310,939 during the first quarter of 2007.

•	Basic and diluted loss of $0.55 per share for the first quarter of 2008 as compared to a loss of $0.46 per share for the first quarter of 2007.

•	Adjusted EBITDA loss increased $549,512 to $2,620,195 from $2,070,683 for the first quarter of 2007*.

*	Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.
ELK GROVE VILLAGE, IL, May 14, 2008 / PR Newswire/—Lime Energy Co. (Nasdaq:LIME), a leading developer and integrator of energy savings technologies today announced its results for the three month period ended March 31, 2008.
“Our first quarter financial results were consistent with our expectations for the period while at the same time we believe that new projects are in line to deliver the levels of growth we discussed during our 2007 year end reporting,” stated David Asplund, CEO of Lime Energy. “Over 75% of our revenue for the quarter came from our Energy Services segment where revenue increased approximately 30% over Q1 of 2007. Given that our revenues are highly seasonal, we fully expected our results to be lowest this period but then to begin to increase quarter-over-quarter and peak in the fourth quarter where we anticipate our 2008 annual growth to mirror 2007 vs. 2006.
“The nature of our business is such that projects sold in the first part of the year typically do not get installed until the second half. This annual trend and the establishment of a national footprint as a familiar brand name for energy efficiency has increasingly lead to larger more complicated projects. While this is great news for our future it does lead to a perceived imbalance on quarter to quarter growth. However, once the projects are completed typically in the second half of the year, we can book all revenues generated and expect to show stronger results in quarter-over-quarter revenues that should peak in the fourth quarter under our completed project accounting reporting.
“As we go through 2008 we believe we will begin to experience better operating margins. These margins should improve as a result of scale and efficiency which we believe we will begin to gain from our significant 2007 investment to consolidate, integrate and build out our sales platform. In addition, increased contribution from the Energy Technology division should contribute to increased margin levels beginning in the fourth quarter of 2008. During the first quarter we had limited availability of our eMAC line of controllers as we continued our investment into the upgrade the product. As a result, revenues in our Energy Technology segment declined by 18% when compared to the first quarter of 2007. However, we continued to install and operate pilot projects for new and existing customers during the quarter. These pilot projects are on schedule and we expect their completion in the second half of this year. We believe that these projects should begin to contribute to our revenues beginning in late 2008 and are expected to be significant contributors to the Energy Technology segment’s revenue in 2009.”
“We believe that Lime Energy is now extremely well positioned to benefit from the growing and important need for energy efficiency. Our national platform is one where we offer customers energy efficiency solutions through our engineering, lighting and HVAC products and services. We continue to work to grow this platform organically by increasingly targeting larger scalable customers including national, multi-site building owners, property managers and REITs. In addition, we believe that our platform is one where we can also grow through strategic relationships and accretive acquisitions that add to our geographic reach, marketing channels, and bring us additional energy efficiency solutions,” concluded Mr. Asplund.
First Quarter 2008
LIME ENERGY CO.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended March 31
	2008	2007
Revenue	$2,907,479	$2,528,547

Cost of sales	2,758,401	2,156,480

Gross profit	149,078	372,067

Selling, general and administrative	3,800,552	3,255,911
Amortization of intangibles	237,847	456,809

Operating loss	(3,889,321)	(3,340,653)

Interest (expense) income, net	(344,052)	29,714

Net Loss	(4,233,373)	(3,310,939)

Basic and Diluted Loss Per Common Share	$(0.55)	$(0.46)

Weighted Average Common Shares Outstanding	7,716,491	7,172,382

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission. We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.
A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended March 31
	2008	2007
Net loss	$(4,233,373)	$(3,310,939)

Depreciation and amortization	313,878	489,205

Interest expense (income), net	344,052	(29,714)

Provision for income taxes	—	—

EBITDA	(3,575,443)	(2,851,448)

Share based compensation	955,248	780,765

Adjusted EBITDA	(2,620,195)	(2,070,683)
Additional Information
A full analysis of the three-month and nine-month period results are available in the Company’s 10-Q, which is available on the Company’s website at www.lime-energy.com or on Edgar.
Conference Call Information
Lime Energy will host a conference call on Thursday, May 15th at 4:30 PM Eastern Time.
Investors can access the call by calling toll free 866-700-5192 and use passcode 51217954. International callers can dial 617-213-8833 and use the same passcode.
The call will be available for replay until August 15th, 2008 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 62094350.
The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Lime Energy Co.
Lime Energy is one of the nation’s leading energy efficiency technology and engineering companies. Lime brings together more than 75 years of experience in design, engineering and installation of energy efficient solutions providing customers with guaranteed saving results and high returns on invested capital. The company’s stock is traded on NASDAQ under the symbol LIME. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.
Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.